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                                                                Exhibit 10.1


                INVESTMENT MANAGEMENT AND SERVICES AGREEMENT
                --------------------------------------------

This Investment Management and Services Agreement (the "Agreement") by and between American Enterprise Life Insurance Company (the "Company") and RiverSource Investments, LLC (the "Investment Manager") is effective the 1st day of October 2005.

Whereas the Company is a life insurance companies domiciled in the state of Indiana (the "Relevant State"); and

Whereas the Company owns assets that it wishes to invest in securities permitted for domestic life insurance companies under the laws of the Relevant State; and

Whereas, the Company wishes the Investment Manager to provide investment management and asset-liability management services for its investments; and

Whereas the Investment Manager is a Minnesota limited liability company that has extensive experience in and an established infrastructure for the kind of investment management and asset-liability management services contemplated for the Company; and

Whereas, the Investment Manager or an affiliate has historically provided investment management and asset-liability management services for the Company and the Company wishes to continue to obtain such services under this Agreement.

NOW THEREFORE; it is mutually agreed:

1. OWNERSHIP OF INVESTMENTS. The investments managed by the Investment Manager under this Agreement shall be those securities held in one or more accounts identified from time to time by the Company and agreed upon by the Investment Manager (collectively, the "Account"), which is annexed to and made a part of this Agreement. The term "Investments" as used herein shall refer to the securities held in the Account as well as any investments that the Investment Manager shall determine should be entered into on behalf of the Company including but not limited to equities of all types and kinds, bonds, debentures, notes, bank deposits, banker's acceptances, repurchase agreements, mutual fund shares, money market instruments, real property, mortgage loans, derivatives and leveraged loans. It is agreed that at all times the Company's Investments are owned by the Company.

2. INVESTMENT MANAGEMENT. Subject to the oversight of the Board of Directors of the Company and the Executive Committee or Investment Committee thereunder, the Investment Manager shall manage the Investments of the Company, including the purchase, retention and disposition thereof, in accordance with the Investment Guidelines (as hereinafter defined) of the Company. The term "Committee" as used herein shall refer to the Executive Committee or Investment Committee of the Company, whichever applies.

a. In connection therewith, the Investment Manager shall:

(i) provide continuous, discretionary investment management services for the Investments;

(ii) determine from time to time what Investments will be purchased, retained, or sold and what portion, if any, of the assets will be invested or held uninvested as cash, in accordance with the directions of the Committee; and


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(iii) act as agent and attorney-in-fact to act on behalf of the Account with respect to purchases, sales, exchanges, conversions and other transactions in the Investments.

b. In the performance of its duties and obligations under this Agreement, the Investment Manager shall act in conformity with the Investment Guidelines of the Company and under the oversight of the Committee and the Company's Board of Directors, and consistent with applicable laws and regulations, as furnished in accordance with Section 5 below, and such other information furnished to it by the Company as described under Section 5 below.

c. The Investment Manager shall be responsible for and shall vote proxies from the issuers of any Investments in the Account in a manner consistent with the proxy voting policies of the Investment Manager in effect from time to time. The Investment Manager shall not be responsible for any other corporate actions relating to the Account, including administrative filings such as proofs of claims or claims in class actions. However, the Investment Manager will assist the Company with respect to these matters by providing historical transaction information as reasonably requested by the custodian or the Company.

d. The Investment Manager shall provide the Company, any of the Company's agents and employees and the Committee with reasonable access to information regarding its internal operating procedures and guidelines, as they pertain to the Investments held by the Company.

e. The Investment Manager shall provide the Company with further assistance reasonably related to the foregoing services in a prompt and responsive manner.

f. The parties further agree that the Investment Manager shall have no responsibility with respect to assets credited to the Account, or held outside the Account, to the extent the Company or the Committee has provided directions for the acquisition, holding or disposition of those assets, or with respect to assets over which the Investment Manager has no authority or control.

g. The Investment Manager shall attend periodic meetings with the Committee in person or by telephone, as reasonably requested and provide such information or reports at such times and in such manner as the Company may reasonably request.

h. The Investment Manager shall perform its duties and obligation hereunder through its officers, directors, partners and employees. In rendering the services contemplated by this Agreement, the Investment Manager may utilize the services of an affiliate or enter into agreements with unaffiliated third parties pursuant to which the third parties may assist it in performing any of the services set forth in this Agreement; provided, however, that the Investment Manager shall obtain prior written approval of the Company prior to engaging any unaffiliated third party to provide the core investment management or asset-liability management services contemplated under this Agreement. The Company acknowledges and agrees that the Investment Manager may retain one or more third-party pricing services and one or more proxy voting agents to assist in the execution of proxy votes.

3. ASSET-LIABILITY MANAGEMENT. During the term of this Agreement, the Investment Manager shall provide asset-liability services with respect to the Investments designed to assist the Company in managing the relationship between its assets and liabilities. In connection therewith, the Investment Manager shall:

a. measure, monitor and recommend strategies to manage interest-rate risk through strategies that fit within the Company's overall objectives described in the Investment Guidelines (defined below); and



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b. prepare and deliver such asset/liability reports, and responses to other reasonable requests for specific recommendations and input, as the Company or the Committee may reasonably request from time to time.

4. OTHER SERVICES.

   (a) For the avoidance of doubt the Investment Manager shall have no responsibility under this Agreement for matters which are not described herein ("Additional Services").

   (b) Where the Company requests the Investment Manager to perform any Additional Services, it shall be for both parties to agree the extent and the terms upon which such Additional Services are to be provided pursuant to a separate written Agreement between the parties.

5. INFORMATION FURNISHED TO THE INVESTMENT MANAGER. Consistent with the provisions of Section 1 hereof, the Company shall make available to the Investment Manager such information as to the Company's Investments, investment portfolio requirements, quantitative requirements, liability and such other information as will reasonably enable the Investment Manager to furnish the services under this Agreement including, but not necessarily limited to, a statement of the requirements, if any, imposed by law upon the type, distribution and quality of the Investments (or by other law applicable to the Company's business with respect to the Investments) and such investment policies, objectives and guidelines as the Company shall state (collectively, the "Investment Guidelines"), which may be amended from time to time by the Company. The Company shall communicate any changes in the Investment Guidelines to the Investment Manager in writing at least ten
(10) business days before the date on which they shall become effective. The Company agrees to give the Investment Manager prompt written notice if the Company believes any Account recommendations, advice or Investments are in violation of the Investment Guidelines.

For purposes of this Section 5, the requirements imposed by law upon the type, distribution and quality of the Investments, or by other law applicable to the Company's business with respect to the Investments, shall include the law of the Relevant State applicable to life insurance companies domiciled within the Relevant States. These requirements shall include not only the requirements of the Relevant States' Insurance Law, but also the requirements of all Regulations, Circular Letters and Administrative Guidelines of the Relevant State's Insurance Departments relating to the investment of funds for the Company.

The Company will furnish to the Investment Manager any other information that the Investment Manager may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

The Investment Manager shall at all times use its best efforts to comply with the Investment Guidelines and the instructions of persons designated by the Company. In determining the requirements and limitations of any laws governing the investments managed under this Agreement, the Investment Manager may rely on an interpretation of such laws by counsel to the Company.

6. RECORDS. The Investment Manager will maintain all records, memoranda, instructions or authorizations which the Company has described in reasonable detail to the Investment Manager as required by law, or for tax purposes, and relating to the acquisition or disposition of Investments by the Investment Manager for the Company. Such records, memoranda, instructions and authorizations shall be the property of the Company. To the extent practicable, the Investment Manager will make available to the Company, at its administrative offices, copies or originals of such records, memoranda, instructions or authorizations upon reasonable request and, as necessary, to comply with its obligations hereunder. In addition, all such records,


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memoranda, instructions or authorizations shall be available to the Company for audit and inspection during the Investment Manager's regular business hours at the Investment Manager's place of business. All such records, memoranda, instructions or authorizations shall also be made available to any regulatory authorities with supervision over the Company, upon request. If this Agreement is terminated, then to the extent practicable, the Investment Manager will turn over all such records, memoranda, instructions and authorizations to the Company upon reasonable request, but shall be permitted to make copies of them before turning them over to the Company and shall be permitted to retain such copies.

7. BROKERAGE. The Investment Manager is authorized to use its discretion to select the brokers or dealers that will execute transactions in Investments for the Account and the Investment Manager will use its best efforts to obtain the best available price and most favorable execution, consistent with this Agreement. The Investment Manager may effect individual transactions in Investments at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if the Investment Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Investments. The Company understands that the Company may not receive best execution in any individual transaction.

The Company may give the Investment Manager reasonable written requests directing brokerage to certain broker-dealers. To the extent the Company wishes to establish a directed brokerage arrangement, the Company shall send a written instruction to the Investment Manager naming the broker-dealer and describing the nature of the brokerage direction or the directed commission arrangement. Any such directed brokerage arrangement shall be subject to the Investment Manager's prior approval. The Investment Manager shall not be responsible for any loss caused by any act or omission of any broker-dealer; provided, however, that with respect to any broker-dealer that has been selected by the Investment Manager, the Investment Manager has acted prudently in such selection.

8.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

a.   The Company represents and warrants that:

     (i) It is duly authorised to retain the Investment Manager and to exercise its powers and obligations under this Agreement; and

     (ii) It complies with all applicable laws, regulations and codes of conduct to which it is subject in carrying out its obligations under this Agreement.

     (iii) Each person identified by the Company as authorized and empowered to provide instructions related to this Agreement on behalf of the Company has been duly authorized by the Company to do so.

     (iv) The Company is and will continue to be the owner of all assets in the Account, and will inform the Investment Manager if there are any restrictions on transfer of any


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     Investments.

     (vi) The Company is establishing and will be maintaining the Account solely for the purpose of investing the Investments and not with a view to obtaining information regarding portfolio holdings or investment decisions in order to effect securities transactions based upon such information or to provide such information to another party. The Company and its authorized persons shall not use Account holdings information for any of the foregoing purposes.

b. The Investment Manager shall be entitled to rely on the foregoing as continuing representations and warranties by the Company until such time as the Company notifies the Investment Manager in writing to the contrary.

9.   REPRESENTATIONS AND WARRANTIES OF THE INVESTMENT MANAGER.

a.   The Investment Manager represents and warrants that:

     (i) It is duly organized and validly existing under the laws of its place of organization

     (ii) It is registered with the U.S. Securities and Exchange
     Commission as an investment adviser and is duly authorised to carry out its investment management business and to exercise its powers and obligations under this Agreement;

     (iii) It shall notify the Company if its authorisation to act as an investment adviser is materially altered, revoked or suspended; and

     (iv) It complies with all applicable laws, regulations and codes of conduct to which it is subject in carrying out its obligations under this Agreement.

b. The Company shall be entitled to rely on the foregoing as continuing representations and warranties by the Investment Manager until such time as the Investment Manager notifies the Company in writing to the contrary.

10. LIMITATION OF LIABILITY. In furnishing the Company with services as provided herein, the Investment Manager (including any officer, director or agent) shall exercise its best judgment and shall not be held liable to the Company, its creditors or the holders of its securities or deposits for errors of judgment or for any loss except a loss resulting from the willful misfeasance, bad faith or negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. The U.S. federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Company may have under any U.S. federal securities laws. It is further understood and agreed that the Investment Manager may rely upon information furnished to it by the Company that it reasonably believes to be accurate and reliable. The Company understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any Investments in the Account.

11.  INDEMNIFICATION.

a. The Investment Manager shall indemnify the Company against any and all loss, liability, claim, damage or expense (including reasonable attorney's fees) whatsoever suffered or



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     incurred by the Company in connection with or arising out of the
     Investment Manager's material breach of any of the terms of this Agreement or law applicable to it, except to the extent such loss, liability, claim damage or expense was a direct result of the negligence, bad faith, or willful misconduct of the Company or any of its employees, agents, affiliates or other entities acting on its behalf. This indemnity shall remain in full force and effect regardless of any termination of this Agreement.

b. The Company shall indemnify the Investment Manager against any and all loss, liability, claim, damage or expense (including reasonable attorney's fees) whatsoever suffered or incurred by the Investment Manager in connection with or arising out of the Company's material breach of any of the terms of this Agreement or law applicable to it, except to the extent such loss, liability, claim damage or expense was a direct result of the negligence, bad faith, or willful misconduct of the Investment Manager or any of its employees, agents, affiliates or other entities acting on its behalf. This indemnity shall remain in full force and effect regardless of any termination of this Agreement.

c. The following indemnification procedures shall apply to the extent indemnification is sought pursuant to Section 11 a. or b. above.

     (i) The party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") after becoming aware of, and shall promptly provide to the Indemnifying Party all information and documentation necessary to support and verify, any damages that the Indemnified Party shall have determined have given or could give rise to an action for indemnification hereunder. The Indemnifying Party shall be given access to all books, records and information in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such action.

     (ii) Any claim arising from, or which is the subject of, any action shall be paid after such action and the liability for damages thereunder have been finally determined. An action and the liability for damages thereunder shall be deemed to be "finally determined" when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court or arbitrator having competent jurisdiction has been entered.

     (iii) In any pending or threatened claim, action, suit or proceeding in which indemnification may be sought, including without limitation any third party actions, the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, settle, compromise or consent to the entry of any judgment.

     (iv) Promptly after receipt by the Indemnified Party of notice of the commencement of any action to which the Indemnifying Party is not a party, the Indemnified Party shall, if a claim for the indemnification for such action may be made against the Indemnifying Party, notify the Indemnifying Party in writing of its commencement. Any failure or delay in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations to indemnify pursuant to the terms and provisions of this Agreement, except to the extent that the Indemnifying Party is materially prejudiced thereby.

     (v) The Indemnifying Party shall be entitled to assume the defense of any such action with counsel satisfactory to the Indemnified Party; provided, however, that upon the request of the Indemnified Party, the Indemnifying Party shall provide reasonable evidence of its ability to perform its obligations hereunder.


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     (vi)   After notice from the Indemnifying Party to the Indemnified
     Party of its election to assume the defense thereof, the Indemnifying Party, at its sole cost, shall have the right to conduct and have control over the negotiations, settlement, defense, payment, or other proceedings and dispositions of such action.

     (vii) After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under the foregoing indemnification provisions for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than (1) those relating to the investigation of such action or the furnishing of documents or witnesses in connection with such action and (2) all reasonable fees and expenses of separate counsel retained by the Indemnified Party if (i) the Indemnifying Party shall have agreed to the retention of such counsel or (ii) the Indemnifying Party and the Indemnified Party, on the advice of their respective counsel, shall have concluded that the representation of them by the same counsel would be inappropriate due to their actual or potential differing interests in the conduct of the defense of such action.

     (viii) In any action or proceeding the defense of which the Indemnifying Party assumes, the Indemnified Party shall have the right to participate and retain counsel at its own expense.

12. COMPENSATION TO THE INVESTMENT MANAGER. The Company agrees to pay to the Investment Manager for the services under this Agreement a fee for each calendar month of each year in accordance with Exhibit A, which is annexed to and made a part of this Agreement. The Investment Manager shall submit to the Company within thirty (30) days of the end of each calendar month a written statement of the amount estimated to be owed by the Company for services and the use of facilities pursuant to this Agreement in that calendar month, and the Company shall pay to the Investment Manager within fifteen (15) days following receipt of such written statement the amount set forth in the statement. Within sixty (60) days after the end of each calendar year, upon request of the Company, the Investment Manager shall submit to the Company a statement of actual apportioned expenses for such prior calendar year showing the basis for the apportionment of each item.
The Company may request a written statement from the Investment Manager setting forth, in reasonable detail, the nature of the services rendered or expense incurred or other relevant information to support the charge. Any difference between the amount of the estimated apportioned expenses paid by the Company in the amount of the actual apportioned expenses shall be paid to either the Investment Manager or to the Company, as the case may be, within fifteen (15) days of the statement of actual apportioned expenses.

In addition to the fee, the Company shall be responsible for any and all custodial fees, brokerage commissions, transfer taxes, and for all other reasonable out-of-pocket expenses incurred in connection with the services provided under this Agreement. In the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month relative to the total number of days in such month. All allocations shall be in accordance with the laws of the Relevant State.

13. ASSIGNMENT. No assignment, as defined by Section 202 of the Investment Advisers Act of 1940 (the "Advisers Act"), of this Agreement by the Investment Manager shall be effective without the consent of the Company.

14. TRANSACTIONS FOR THE INVESTMENT MANAGER AND OTHER ACCOUNTS. The Company recognizes that the Investment Manager and its affiliates provide and may continue to provide


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asset management, research, brokerage, investment advisory and other services to other institutions and other persons, or for their own account or the accounts of other affiliates, which may or may not have investment policies and investments similar to those of the Company. The Investment Manager shall be free to provide such investment advice and other services and the Company hereby consents thereto. The Company recognizes that the Investment Manager and its affiliates may give advice and take action in the performance of duties to other clients that may differ from the advice given, or the timing and nature of action taken, with respect to the Account, and that the Investment Manager and its affiliates may trade and have positions in investments of issuers and that the Company may own equivalent or related Investments in such issuers, and where action may or may not be taken or recommended for the Account. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Account or with regard to derivatives, any security or any other property which the Investment Manager or its affiliates may purchase, sell or hold for their own accounts or the account of any other client.

By reason of their various activities, the Investment Manager and its affiliates may from time to time acquire information about various corporations and their securities. The Company recognizes that the Investment Manager may not always be free to divulge such information, or to act upon it.

15. RECEIPT BY THE COMPANY OF DISCLOSURE DOCUMENT. By appointing the Adviser, the Company acknowledges that the Company has received a copy of
Part II of the Investment Manager's Form ADV or other brochure meeting the requirements of Rule 204-3 under the Advisers Act ("Investment Manager Disclosure Brochure"). If the Company did not receive the Investment Manager Disclosure Brochure at least 48 hours prior to appointing the Investment Manager, the Company may terminate the authority granted to the Investment Manager pursuant to this Agreement without penalty within five (5) business days of appointing the Investment Manager.

16. INDEPENDENT CONTRACTOR. The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company. The Company shall always retain the ultimate authority to make investment decisions and decisions about other services on its own behalf. Investments made or held for the Account, or otherwise, under this Agreement shall at all times be within the control of the Board of Directors of the Company.

17. ERISA. The Company represents and warrants that none of the Company's assets managed or permitted to be managed under this Agreement is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company further represents and warrants that, if any of such assets ever becomes subject to ERISA, the Company will immediately so notify the Investment Manager.

18. CONFIDENTIALITY. All information and advice furnished by the Investment Manager to the Company under this Agreement shall be confidential and shall not be disclosed to third parties, except as required by law. All information furnished by the Company to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by law, where it is necessary to effect transactions or provide other services to the Company, or where the Company requests or authorizes the Investment Manager to do so.

The obligations under this Section 18 shall not apply to confidential information to the extent such information (i) is or becomes published or otherwise generally available to the public through no wrongful act of the information recipient, (ii) is information which the information recipient can show was properly in its possession prior to receipt from the information owner,



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(iii) is or becomes available to the information recipient from a source other than the information owner having no obligation of nondisclosure with respect thereto, (iv) is information which the information recipient can show was independently developed by the information recipient, (v) is required by law to be disclosed, provided, however, that the information recipient shall make reasonable efforts to have confidential treatment accorded to the confidential information and, to the extent permitted by law, shall make reasonable efforts to notify the information owner as appropriate prior to disclosure thereof, or (vi) is requested by any regulator, including any self-regulatory organization of which the information recipient is a member, to be disclosed, provided, however, that the information recipient will take reasonable steps to notify the regulator of the confidential nature of the confidential information.

Notwithstanding anything in this Section 18 to the contrary, the Investment Manager may share Confidential Information with its affiliates in accordance with its privacy policies in effect from time to time.

19. NOTICES. Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business as set out here:

         INVESTMENT MANAGER:

         RiverSource Investments, LLC
         50189 Ameriprise Financial Center
         Minneapolis, Minnesota 55474

         Attn: Manager of Global Administration

         With a copy to:

         Ameriprise Financial, Inc.
         50605 Ameriprise Financial Center
         Minneapolis, Minnesota 55474

         Attn: Chief Legal Officer, RiverSource Investments, LLC


         COMPANY:

         American Enterprise Life Insurance Company
         227 Ameriprise Financial Center
         Minneapolis, MN  55474
         Attn: President
         with a copy to General Counsel

         or to such other address as either party may designate in writing mailed to the other.

20. LAW GOVERNING THIS AGREEMENT. For purposes of contract interpretation, this Agreement shall be governed by the laws of the State of Minnesota. As set forth in Section 5 of this Agreement, the requirements imposed by law upon the type, distribution and quality of the Investments, or by other law applicable to the Company's business with respect to the Investments, shall include the law of the Relevant State applicable to life insurance companies domiciled within the Relevant State.


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21.  TERMINATION. This Agreement shall continue and remain in effect for an unlimited duration commencing on the date of this Agreement unless and until terminated by either party as hereinafter provided. This Agreement may be terminated be either the Company or Investment Manager at any given time by giving the other party at least sixty days' previous written notice of such intention to terminate.

22. AMENDMENT OF THIS AGREEMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto.

23. ENTIRE AGREEMENT. This Agreement represents the entire agreement as to its subject matter between the parties and supercedes any prior agreement whether written or oral. Nothing herein shall prevent any affiliate that has been appointed by the Investment Manager to provide services under this Agreement from entering into and/or retaining a separate agreement with the Investment Manager and/or the Company where necessary to meet any requirements associated with inter-company arrangements, provided, however, that the terms of any such separate agreement shall not be in conflict with the terms of this Agreement.

24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

25. USE OF NAME. Company agrees that the Investment Manager may identify Company by name in Investment Manager's current client list. Such list may be used with third parties.

26.  ARBITRATION.

(A)  COMPANY UNDERSTANDS AND AGREES THAT:

            I)   ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

            II) THE PARTIES WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;

            III) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN, AND DIFFERENT FROM, COURT PROCEEDINGS;

            IV)  THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE
FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND

            V) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     (B) ANY CONTROVERSY ARISING OUT OF, OR RELATING TO THE ACCOUNT, TO TRANSACTIONS WITH THE INVESTMENT MANAGER OR ITS RESPECTIVE AGENTS AND/OR EMPLOYEES, OR TO THIS AGREEMENT OR THE BREACH THEREOF, SHALL BE SETTLED BY ARBITRATION AND CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT BEFORE THE AMERICAN ARBITRATION ASSOCIATION OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS INC., THE CHICAGO STOCK EXCHANGE INC., THE NEW YORK STOCK EXCHANGE, THE AMERICAN STOCK EXCHANGE TO THE EXTENT THE INVESTMENT MANAGER MAY BE A MEMBER OF SUCH EXCHANGE, THE MUNICIPAL SECURITIES RULEMAKING BOARD OR THE INDEPENDENT NON-INDUSTRY ARBITRATION FORUM AS COMPANY MAY ELECT. IF COMPANY DOES NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO THE INVESTMENT MANAGER AT THE INVESTMENT MANAGER'S MAIN OFFICE WITHIN 10 DAYS AFTER DEMAND BY THE INVESTMENT MANAGER THAT COMPANY MAKE SUCH ELECTION, THE INVESTMENT MANAGER MAY MAKE SUCH



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ELECTION. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED
IN ANY COURT HAVING JURISDICTION THEREOF.

     (C) NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE COMPANY IS EXCLUDED FROM THE CLASS BY THE COURT.

     (D) SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

27.  MISCELLANEOUS.

(a) Severability. If any term of this Agreement is found to be invalid or unenforceable, all other provisions will remain in force. The failure of the Investment Manager to insist on strict compliance with this Agreement is not considered a waiver of the Investment Manager's rights under this Agreement.

(b) Headings. All section and paragraph headings are for convenience of reference only and do not form part of this Agreement.

(c) Force Majeure. No party to this Agreement will be responsible for nonperformance resulting from acts beyond the reasonable control of such party, provided that such party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch as soon as such causes are removed.

28. AUTHORIZED PERSONS. The Company shall make available to the Investment Manager a list of the persons authorized and empowered to provide instructions related to this Agreement on behalf of the Company.

29. CUSTODY. The Investment Manager shall not act as custodian for the Account and shall not take possession of any Investments. The Company shall maintain or establish, in the Company's name, an account with a broker-dealer, bank or trust company in which the Company shall maintain or deposit the assets managed or permitted to be managed under this Agreement. The broker/dealer, bank or trust company selected by the Company shall be the custodian of the Investments. The custodian designated by the Company may be an affiliate of the Investment Manager. The Company will cause the custodian to take all necessary steps to settle purchases, sales and trades made on behalf of the Account, including delivery of certificated securities, payments of funds and such other acts as may be necessary to fulfill such custodial responsibilities. The Investment Manager shall give notice and directions with respect to transactions in a manner that shall be agreed upon with the custodian. The Investment Manager shall not be responsible for any loss caused by any act or omission of the custodian. The Company shall execute any and all documents that the Investment Manager may from time to time transmit to the Company for the purpose of carrying out securities transactions for the Account.

THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN SECTION 26.


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In witness whereof, the parties hereto have executed the foregoing Agreement effective as of the day and year first above written.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY       RIVERSOURCE INVESTMENTS, LLC

By: /s/ Eric Marhoun                             By: /s/ Michelle M. Keeley

Print name: Eric Marhoun                         Print name: Michelle M. Keeley

Print title: Vice President and General Counsel  Print title: Senior Vice
                                                   President Fixed Income



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                                  EXHIBIT A

                     COMPENSATION TO INVESTMENT MANAGER
                     ----------------------------------

The fee that shall be paid to the Investment Manager under the Agreement for each calendar month of each year shall be equal to the Investment Manager's allocated cost in providing the services set forth in the Agreement.



Dated: October 1, 2005